UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2015

CORPORATE CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2015, CCT Funding LLC (“CCT Funding”), a wholly-owned Delaware limited liability company and subsidiary of Corporate Capital Trust, Inc., entered into an amendment (the “Fifth Amendment”) to its credit agreement (the “Credit Agreement”) with Deutsche Bank AG, New York Branch and the lenders referred to therein (the “Lenders”).

The Fifth Amendment further amends the Credit Agreement by providing for, among other things, (i) the termination of the Tranche B1 Commitment, Tranche B2 Commitment and Tranche D Commitment, and (ii) borrowings in an aggregate amount up to $150,000,000 on a committed basis (the “Tranche E Loans”). From and after February 11, 2015, the Fifth Amendment effective date, all outstanding loans, including Tranche B1 Loans and Tranche B2 Loans, shall be converted into Tranche E Loans.

The Fifth Amendment also modifies the interest rate and maturity date applicable to the Tranche E Loans under the Credit Agreement. The Tranche E Loans under the Credit Agreement will generally bear interest based on a three-month adjusted London interbank offered rate (“Adjusted LIBOR”) for the relevant interest period plus a spread of 1.85% per annum, payable monthly in arrears. Pursuant to the Fifth Amendment, the Tranche E Loans are scheduled to mature, and all accrued and unpaid interest thereunder will be due and payable on February 8, 2017. Upfront fees and unfunded commitment fees were also incurred with respect to the Tranche E Loans.

The foregoing description of the Fifth Amendment in this Item 1.01 does not purport to be complete in scope and is qualified in its entirety by the full text of the Fifth Amendment and the full text of the previously filed Credit Agreement (including the first, second, third and fourth amendments thereto).

Item 2.03.	Creation of a Direct Financial Obligation.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

As of the date of this filing, CCT Funding has repaid in full all principal amounts previously borrowed under the Credit Agreement’s credit facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.39	Fifth Amendment to Credit Agreement between CCT Funding LLC, the lenders referred to therein and Deutsche Bank AG, New York Branch, as administrative agent.

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015		CORPORATE CAPITAL TRUST, INC. a Maryland Corporation

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford President and Chief Financial Officer